UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 17, 2011

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

During the period from April 19, 2011, through October 17, 2011, Home Properties, Inc. (the “Company”), acquired in separate transactions six properties consisting of approximately 2,202 apartment units for an aggregate cash purchase price of approximately $387.8 million (the “Acquired Properties”).  Rule 3-14 of Regulation S-X requires the presentation of audited statements of revenue and certain expenses for a majority of the acquired properties when acquired properties are individually insignificant, but significant in the aggregate. Under the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Acquired Properties are individually insignificant but, in the aggregate, are significant.  None of the Acquired Properties were acquired from a party related to the Company or its affiliates, directors, or officers.

Acquisition of Hunters Glen.  On April 19, 2011, the Company acquired Hunters Glen, a 108 unit apartment community located in Frederick, Maryland, for a total cash purchase price of $7.0 million, or approximately $65,000 per unit.  The property was built in 1984 and consists of six garden-style buildings.  At closing, the property was 94.4% leased with monthly rents averaging $963.

Acquisition of Waterview Apartments.  On July 14, 2011, the Company acquired Waterview Apartments, a 203 unit apartment community located in West Chester, Pennsylvania, for a total cash purchase price of $24.6 million, or approximately $121,000 per unit.  The property was built in 1968 and consists of 19 three-story buildings.  At closing, the property was 95.6% leased with monthly rents averaging $1,000.

Acquisition of Haynes Farm.  On July 15, 2011, the Company acquired The Commons at Haynes Farm, a 302 unit apartment community located in Shrewsbury, Massachusetts, for a total cash purchase price of $40.5 million, or approximately $134,000 per unit.  The property was built in 1991 and consists of 10 three- and four-story frame buildings.  At closing, the property was 97.0% leased with monthly rents averaging $1,219.

Acquisition of Cambridge Court.  As previously reported in the Company’s Form 8-K filed with the SEC on September 19, 2011, the Company acquired Cambridge Court, a 544 unit apartment community located in White Marsh, Maryland, for a total cash purchase price of $90.4 million, or approximately $166,000 per unit, on August 23, 2011.  The property was built from 1999 to 2002 and consists of 18 garden style and two four-story mid-rise buildings.  At closing, the property was 90.8% leased with monthly rents averaging $1,314.

Acquisition of Somerset Park.  On October 11, 2011, the Company acquired Somerset Park, a 108 unit apartment community located in Leesburg, Virginia for a total cash purchase price of $20.3 million, or approximately $188,000 per unit.  The property was built in 2006 and consists of six garden style buildings.  At closing, the property was 98.1% leased with monthly rents averaging $1,382.

    Acquisition of Newport Village.  On October 17, 2011, the Company acquired Newport Village, a 937 unit apartment community located in Alexandria, Virginia, for a total cash purchase price of $205 million, or approximately $219,000 per unit.  The property was built in 1969 and consists of 31 garden style buildings.  At closing, the property was 92.1% leased with monthly rents averaging $1,561.

Newport Village represents 53% of the Acquired Properties and has been selected for audit under Rule 3-14 of Regulation S-X.

Item 9.01                      Financial Statements and Exhibits.

The required financial statements for the acquisition of Newport Village described in Item 8.01 above will be filed in accordance with Rule 3-14 of Regulation S-X under cover of a Form 8-K/A as soon as practicable and no later than 71 days after October 17, 2011, the closing date of the acquisition of the Newport Village apartment community.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 31, 2011                                                      HOME PROPERTIES, INC.
(Registrant)

By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and
Chief Financial Officer